Hey-oh. It’s our Q1 2017 highlights. A smart knowledge base product, launched May 2nd. Bam. Quarterly revenue. Cha-ching. Three bigger, better offices. Ooh la la. Montpellier Manila Singapore Paid Customer Accounts. Ta-dah! Exhibit 99.3